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        Registration No. 333-130332

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Genesys S.A.
(Exact name of registrant as specified in its charter)

Republic of France (State or Other Jurisdiction of Incorporation or Organization)	N/A (I.R.S. Employer Identification Number)

954-980, avenue Jean Mermoz
34000 Montpellier
France
(Telephone: 33 4 99 13 27 67)
(Address and Telephone Number of Registrant's Principal Executive Offices)

Rochelle Robertson
Genesys Conferencing, Inc.
1861 Wiehle Ave.
Reston, VA 20190
(Telephone: 1-703-736-7100)
(Name, Address and Telephone Number of Agent For Service)

Copies to:

Andrew A. Bernstein
Cleary Gottlieb Steen & Hamilton LLP
12, rue de Tilsitt
Paris 75008 France

        Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares	51,490,530	$1.21	$64,999,174	$6,955(3)
Share Warrants(4)
ADS Warrants(4)(5)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. Based on an assumed price of €1.00 per share, equal to the minimum price at which the shares may be issued under French law.

(2)
Based on an exchange rate of € 1.00 = U.S. $1.21.

(3)
Previously paid.

(4)
No separate consideration will be received for share warrants or ADS warrants.

(5)
ADS warrants will be evidenced by ADS warrant certificates.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits.
(a)	Exhibits. Attached hereto are the following exhibits:
4.1	Form of Deposit Agreement (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 relating to our American Depositary Shares).
4.2	Form of Warrant Agency Agreement*
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the legality of the securities being registered.
23.1	Consent of Ernst & Young Audit.*
99.1	Form of Certificate evidencing ADS warrants, Exercise Form and Letter of Instruction for U.S. Holders of American Depositary Receipts.*
99.2	Form of Purchase Guarantee Agreement between Genesys S.A. and HSBC.*
99.3	Form of Investment Agreement among Genesys S.A., the Investors named therein and HSBC.*
99.4	Form of Registration Rights and Cooperation Agreement between Genesys S.A. and the Investors named therein.*

*
Previously filed

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montpellier, France, on January 31, 2006.

Genesys S.A.
By:	/s/ FRANÇOIS LEGROS François Legros Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No.2 has been signed by the following persons in the capacities indicated on January 31, 2006.

By:	/s/ FRANÇOIS LEGROS François Legros Chairman and Chief Executive Officer	By:	/s/ THOMAS ABBOTT Thomas Abbott Member of the Board of Directors
By:	/s/ MICHAEL SAVAGE Michael Savage Chief Financial Officer	By:	/s/ DAVID DETERT David Detert Member of the Board of Directors
By:	/s/ ROCHELLE ROBERTSON Rochelle Robertson Authorized U.S. Representative	By:	Patrick S. Jones Member of the Board of Directors
		By:	Frédéric Spagnou Member of the Board of Directors

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INDEX TO EXHIBITS

Exhibit	Description
4.1	Form of Deposit Agreement (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 relating to our American Depositary Shares).*
4.2	Form of Warrant Agency Agreement*
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the legality of the securities being registered.
23.1	Consent of Ernst & Young Audit.*
99.1	Form of Certificate evidencing ADS warrants, Exercise form and Letter of Instruction for U.S. Holders of American Depositary Receipts.*
99.2	Form of Purchase Guarantee Agreement between Genesys S.A. and HSBC.*
99.3	Form of Investment Agreement among Genesys S.A., the Investors named therein and HSBC.*
99.4	Form of Registration Rights and Cooperation Agreement between Genesys S.A. and the Investors named therein.*

*
Previously filed

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CALCULATION OF REGISTRATION FEE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS